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                                                                EXHIBIT 10.14


                              [APAC LETTERHEAD]


VIA UPS

April 16, 1996


Mr. John C. Dontje
123 Bramblewood Lane
Lewisberry, PA 17339

Dear John:

        We are very happy that you have decided to join APAC. Your title will be Regional Vice President of Operations and you will report to Don Berryman. As agreed, the following employment terms will apply:

        1.      Your starting base salary will be $125,000 per annum.

        2. You will be a participant in APAC's MBO Bonus Plan with a 30% of salary participation. Assuming that APAC meets its budgeted performance and you meet your individual and team performance goals, your 1996 MBO Bonus would be $37,500, prorated for less than a full year of service. Your 1996 MBO goals will be set upon commencement of your employment.


        3. You will be entitled to the benefits, vacation and perquisites normally available to a Regional Vice President.

        4. You are being granted options to purchase five thousand (5,000) shares of APAC stock at an exercise price equal to the mean between the high and the low price at which APAC's common stock traded yesterday as reported by Bloomberg Financial Markets, such options to be issued pursuant to the option grant materials attached hereto.

        5. You will sign a Restrictive Covenant Agreement (form attached) concurrent herewith.

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Mr. John C. Dontje
April 16, 1996
Page 2


     6. Your employment will be full-time and best efforts and, initially, you will work from your home. If we decide to relocate you, we will provide our standard relocation package for the costs associated with your relocation.

     7.   Your commencement date will be May 1, 1996, or earlier, if possible.

We are excited to have you join the team, and we look forward to working with you.

Best personal regards.



                                           Very truly yours,

                                           Marc S. Simon
                                           Marc S. Simon
                                           Chief Financial Officer


Accepted by:


John C. Dontje
----------------------
John C. Dontje

Dated: April 17, 1996


MSS:wsl
enclosures